UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2006

Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 240, St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On September 27, 2006, the Board of Directors (the “Board”) of Huttig Building Products, Inc. (the “Company”) named Jon P. Vrabely as the Company’s President and Chief Executive Officer, effective January 1, 2007. Mr. Vrabely succeeds Michael A. Lupo as the Company’s President and Chief Executive Officer. Mr. Lupo will continue to serve as a member of the Board and as a member of the Executive Committee of the Board.

(c)	As described in (b) above, Jon P. Vrabely has been named as the Company’s President and Chief Executive Officer, effective January 1, 2007. Mr. Vrabely, 41, has been employed by Huttig since July 1999. He has served as the Company’s Vice President and Chief Operating Officer since November 2005. He served as the Vice President of Operations from December 2004 to November 2005 and as the Vice President of Product Management from September 2003 to December 2004. Mr. Vrabely also served as Vice President of the Company’s Builder Resource operations from October 2002 until those operations were divested in February 2005. Mr. Vrabely served as Director and Senior General Manager of the Builder Resource operations from January 2001 to October 2002, and as General Manager of the Company’s Auburn, Washington facility from July 1999 to December 2000.

A copy of the press release announcing the appointment of Mr. Vrabely is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release dated September 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc.
(Registrant)

Date: September 28, 2006

/s/ David L. Fleisher
David L. Fleisher
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated September 28, 2006.